EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TeraWulf Inc. Launches as Publicly Traded Bitcoin Mining Company with a Fully Integrated, Environmentally Clean Platform

Completes Business Combination and Expected to Begin Common Stock Trading on Nasdaq Under

Ticker Symbol “WULF”

EASTON, Maryland – December 13, 2021 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf”), which was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States, today announced that it has completed its previously announced business combination with IKONICS Corporation (“IKONICS”) (formerly NASDAQ: IKNX). The combined company is now named “TeraWulf Inc.” and its common stock is expected to commence trading on the Nasdaq Stock Market LLC on December 14, 2021 under the ticker symbol “WULF.”

TeraWulf previously announced that it raised approximately $200 million in debt and equity financing from a group of leading institutional and individual investors. The additional capital raised is expected to enable TeraWulf to achieve 6 exahash per second, or 200 megawatts, of mining capacity by the second half of 2022. In addition, TeraWulf expects to have 800 megawatts of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate.

“Completing the business combination takes us one step closer to achieving our mission of generating environmentally sustainable bitcoin at industrial scale in the United States while using over 90% zero-carbon energy,” said Paul Prager, Chief Executive Officer and chair of the board of TeraWulf. “As TeraWulf begins its journey as a publicly traded company, we believe that our energy infrastructure expertise and our core focus on ESG set us apart from our competitors and tie directly to our business success. TeraWulf intends to utilize cost-efficient, reliable and sustainable energy from nuclear, hydro and solar sources to form a fully-integrated, environmentally clean platform with attractive economics. We look forward to creating substantial value for our shareholders through a new paradigm in the world of cryptocurrency mining.”

Nazar Khan, Chief Operating Officer and Chief Technology Officer of TeraWulf, added, “Energy infrastructure is at the core of bitcoin mining, and our team brings a proven track record of developing industrial-scale energy projects. Bitcoin mining can be symbiotic with the modern grid, serving a battery function with mining machines ramping up or down depending on conditions. This balances out the supply and demand for renewable energy on the local grid, while converting local underutilized power generated by renewable sources into bitcoin, a global asset with unlimited shelf life. We look forward to leveraging our expertise to contribute to the acceleration of our electrical grid’s transition to a zero-carbon future.”

Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor and Moelis & Company LLC served as financial advisor to TeraWulf. Faegre Drinker Biddle & Reath LLP served as legal advisor and Northland Securities, Inc. served as financial advisor to IKONICS.

A Current Report on Form 8-K containing more detailed information regarding the business combination will be filed by TeraWulf with the Securities and Exchange Commission. The business combination was approved by IKONICS’s stockholders at a special meeting of stockholders held on December 10, 2021.

About TeraWulf

TeraWulf was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States. TeraWulf will generate domestically produced bitcoin powered by nuclear, hydro and solar energy.

For more information on TeraWulf, please visit www.TeraWulf.com or follow @TeraWulfInc on Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of data mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; and (11) the ability to recognize the anticipated objectives and benefits of the business combination. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation.

Contacts

TeraWulf Inc.

Michael Freitag / Joseph Sala / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449